Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Selected Consolidated Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports (a) dated March 6, 2013, with respect to the consolidated financial statements and financial highlights of Triangle Capital Corporation as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and the consolidated financial highlights for each of the five years in the period ended December 31, 2012; (b) dated March 6, 2013, with respect to the effectiveness of internal controls over financial reporting of Triangle Capital Corporation as of December 31, 2012; (c) dated March 6, 2013, with respect to Schedule 12-14 as of and for the year ended December 31, 2012; and (d) dated April 2, 2013, with respect to the senior securities table of Triangle Capital Corporation as of December 31, 2012, in the Post-effective Amendment No. 6 to the Registration Statement (Form N-2 No. 333-175160) dated April 2, 2013.

/s/ Ernst & Young LLP

Raleigh, North Carolina

April 2, 2013